Exhibit 32.1

Section 1350 Certification of Principal Executive Officer*

I, Brian J. Berchtold, the Chief Executive Officer of ALCiS Health, Inc., a Delaware corporation (the “Company”), certify pursuant to section 1350 of chapter 63 of title 18 of the United States Code that, to my knowledge:

(i)	the First Amendment (the “Amendment”) to Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006 , fully complies with the requirements of Section 13(a) or Section 15(d), whichever is applicable, of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Amendment fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 6, 2007

By:	/S/ BRIAN J BERCHTOLD
Chief Executive Officer
(Principal Executive Officer)

*	The material contained in this Exhibit 32.1 is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

23